Exhibit 99.1

Corsair Gaming Reports First Quarter 2023 Financial Results

Milpitas, CA, May 10, 2023 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Select Financial Metrics

•
Net revenue was $354.0 million compared to $380.7 million in the first quarter of 2022. Gaming components and systems segment net revenue was $265.0 million compared to $246.5 million in the first quarter of 2022, while Gamer and creator peripherals segment net revenue was $88.9 million compared to $134.1 million in the first quarter of 2022.
•
Net loss attributable to common shareholders was $1.1 million, or $0.01 per diluted share, compared to a net loss of $5.1 million, or $0.05 per diluted share, in the first quarter of 2022.
•
Adjusted net income was $11.9 million, or $0.11 per diluted share, compared to adjusted net income of $9.2 million, or $0.09 per diluted share, in the first quarter of 2022.
•
Adjusted EBITDA was $20.6 million, compared to $15.4 million in the first quarter of 2022.
•
Cash and cash equivalents were $182.1 million as of March 31, 2023.

Andy Paul, Chief Executive Officer of Corsair, stated, “We are off to a strong start to 2023 with a 33% improvement in adjusted EBITDA compared to the year ago period. We are thrilled to see that enthusiast-level consumers continue to build new gaming PCs at a rate significantly above pre-pandemic levels. Recent third party data shows that Corsair continues to gain and hold leading market share positions in most of our categories of components used in those builds. The broader market for gaming peripherals is also holding up at a level significantly above pre-pandemic levels, although slightly behind 2022 levels, most notably in Europe. During 2023 we started to ship many new innovative products, including our FLEX OLED bendable monitor, engineered in partnership with LG. With lower priced GPUs coming to market and exciting new game titles being released this year, we are confident that the gaming market will continue to grow off the higher recent levels and we believe that Corsair can continue to gain market share in many of the new categories we are entering.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We were able to build off the good start to the year and continue to improve our financial strength and flexibility. Gross margins increased 30 basis points compared to Q1 2022 as we benefited from lower freight expenses. We are also starting to see the benefit of cost actions we took last year with operating expenses down almost 10% year-over-year. Our working capital position also improved in Q1 reflecting the positive impact of our inventory reduction efforts in 2022, and we reduced debt by $10 million, while preserving capital to invest further in growth.”

Financial Outlook

The Company reiterated its outlook for the full year 2023 for revenue to be flat to slightly up in a softer economic environment as compared to 2022. Corsair continues to expect an improvement for the full year 2023 in adjusted EBITDA led by an improvement in margin, normalized shipping costs and continued tight operating expense controls.

•
Net revenue for the full year 2023 is expected to be in the range of $1.35 billion to $1.55 billion.
•
Adjusted operating income to be in the range of $75 million to $95 million.
•
Adjusted EBITDA to be in the range of $90 million to $110 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

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Expanded our gaming headset lineup, with new wireless versions of the HS65 and HS55 lightweight headsets. Both feature Dolby 7.1 surround sound and low-latency 2.4GHz wireless and Bluetooth® connectivity, giving multi-platform compatibility. The HS65 also features Sound ID for personalized audio profiles.
•
Fully rolled out the new MURALS feature in iCUE software, adding an intuitive new interface with which users can design and create system-wide lighting profiles in a variety of ways. Users can create a lighting profile from a sample video, image or even music, and apply that lighting profile across all their Corsair gear. MURALS also enables lighting synchronization and control for supported products from popular lighting manufacturers Philips HUE and Nanoleaf, further expanding the Corsair iCUE ecosystem of supported products.
•
Launched new high performance DDR5 memory kits with break-through capacities of up to 192GB for a 4-module kit, meeting the ever growing DRAM needs of gamers and content creators
•
Launched Corsair Build Kits, selling complete PC build kits for customers to assemble themselves, helping customers by removing the research and part hunting sometimes required when building a new PC. With six different kits ranging from entry level to range-topping, the kits include everything users need to build a new PC, including processor, graphics card and memory. Supported by in-depth video tutorials to help customers build their PC, Corsair Build Kits offer a new way for customers to shop for a new PC, while still building it themselves.
•
Announced a long-term partnership with world renowned gamer and streamer, Nick Kolchoff (known as Nickmercs), who will be exclusively using Corsair and Elgato Peripherals, Scuf Controllers and Origin gaming PCs for his game playing and streaming.

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Launched a market place for 3rdparty software providers to offer plug ins and software solutions for the growing installed base of Elgato Streamdecks.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the first quarter 2023 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13737369. A replay will be available approximately 3 hours after the live call ends on Corsair's Investor Relations website, or through May 17, 2023 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13737369.

About Corsair Gaming, Inc.

CORSAIR (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, CORSAIR delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds, its belief that the self-built gaming PC market will continue to improve, its expectations regarding 2023, including lower priced graphics processing units, new game releases, its ability to continue to release innovative and what it believes to be industry leading products, whether cost actions will benefit margins and its estimated full year 2023 net revenue, adjusted operating income and adjusted EBITDA. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession on demand for our products; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2023 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

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Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, certain acquisition-related and integration-related costs, and other costs.
•
Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net loss, the impact from amortization, stock-based compensation, certain acquisition-related and integration-related costs, and other costs, and the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, depreciation, interest expense, certain acquisition-related and integration-related costs, tax benefit, and other costs.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +44 11 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Net revenue	$353,964	$380,691
Cost of revenue	268,560	289,935
Gross profit	85,404	90,756
Operating expenses:
Sales, general and administrative	67,529	76,131
Product development	16,838	17,110
Total operating expenses	84,367	93,241
Operating income (loss)	1,037	(2,485)
Other (expense) income:
Interest expense	(2,828)	(1,279)
Other expense, net	(496)	(499)
Total other expense, net	(3,324)	(1,778)
Loss before income taxes	(2,287)	(4,263)
Income tax benefit	639	983
Net loss	(1,648)	(3,280)
Less: Net income (loss) attributable to noncontrolling interest	364	(407)
Net loss attributable to Corsair Gaming, Inc.	$(2,012)	$(2,873)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(2,012)	$(2,873)
Change in redemption value of redeemable noncontrolling interest	958	(2,261)
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(1,054)	$(5,134)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.01)	$(0.05)
Diluted	$(0.01)	$(0.05)
Weighted-average common shares outstanding:
Basic	101,685	95,275
Diluted	101,685	95,275

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2023	2022

Net revenue:
Gamer and Creator Peripherals	$88,942	$134,148
Gaming Components and Systems	265,022	246,543
Total Net revenue	$353,964	$380,691

Gross Profit:
Gamer and Creator Peripherals	$26,648	$43,057
Gaming Components and Systems	58,756	47,699
Total Gross Profit	$85,404	$90,756

Gross Margin:
Gamer and Creator Peripherals	30.0%	32.1%
Gaming Components and Systems	22.2%	19.3%
Total Gross Margin	24.1%	23.8%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and restricted cash	$181,819	$153,827
Accounts receivable, net	220,992	235,656
Inventories	188,481	192,717
Prepaid expenses and other current assets	41,678	40,593
Total current assets	632,970	622,793
Restricted cash, noncurrent	234	233
Property and equipment, net	34,128	34,927
Goodwill	348,210	347,747
Intangibles assets, net	207,082	216,255
Other assets	74,701	75,290
Total assets	$1,297,325	$1,297,245
Liabilities
Current liabilities:
Debt maturing within one year, net	$8,372	$6,495
Accounts payable	188,035	172,033
Other liabilities and accrued expenses	152,485	164,470
Total current liabilities	348,892	342,998
Long-term debt, net	220,390	232,170
Deferred tax liabilities	17,680	18,054
Other liabilities, noncurrent	46,054	48,589
Total liabilities	633,016	641,811
Temporary equity
Redeemable noncontrolling interest	20,646	21,367
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	602,378	593,496
Retained earnings	36,169	37,223
Accumulated other comprehensive loss	(5,276)	(6,881)
Total Corsair Gaming, Inc. stockholders' equity	633,271	623,838
Nonredeemable noncontrolling interest	10,392	10,229
Total permanent equity	643,663	634,067
Total liabilities, temporary equity and permanent equity	$1,297,325	$1,297,245

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(1,648)	$(3,280)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	7,246	5,147
Depreciation	2,897	2,604
Amortization	9,741	10,138
Deferred income taxes	(2,209)	(4,078)
Other	128	653
Changes in operating assets and liabilities:
Accounts receivable	14,623	54,434
Inventories	4,672	(662)
Prepaid expenses and other assets	(1,077)	(8,147)
Accounts payable	18,156	(35,308)
Other liabilities and accrued expenses	(10,703)	(27,607)
Net cash provided by (used in) operating activities	41,826	(6,106)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(19,534)
Purchase of property and equipment	(4,677)	(4,365)
Net cash used in investing activities	(4,677)	(23,899)
Cash flows from financing activities:
Repayment of debt	(10,000)	(1,250)
Borrowing from line of credit	—	293,000
Repayment of line of credit	—	(293,000)
Payment of other offering costs	(497)	—
Payment of contingent consideration	(950)	(292)
Proceeds from issuance of shares through employee equity incentive plans	2,117	523
Payment of taxes related to net share settlement of equity awards	(556)	(887)
Net cash used in financing activities	(9,886)	(1,906)
Effect of exchange rate changes on cash	730	(1,484)
Net increase (decrease) in cash and restricted cash	27,993	(33,395)
Cash and restricted cash at the beginning of the period	154,060	65,380
Cash and restricted cash at the end of the period	$182,053	$31,985

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2023	2022

Operating Income (Loss) - GAAP	$1,037	$(2,485)
Amortization	9,741	10,138
Stock-based compensation	7,246	5,147
Acquisition-related and integration-related costs	140	243
Other	—	275
Adjusted Operating Income - Non-GAAP	$18,164	$13,318

As a % of net revenue - GAAP	0.3%	-0.7%
As a % of net revenue - Non-GAAP	5.1%	3.5%

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(1,054)	$(5,134)
Less: Change in redemption value of redeemable noncontrolling interest	958	(2,261)
Net loss attributable to Corsair Gaming, Inc.	(2,012)	(2,873)
Add: Net income (loss) attributable to noncontrolling interest	364	(407)
Net Loss - GAAP	(1,648)	(3,280)
Adjustments:
Amortization	9,741	10,138
Stock-based compensation	7,246	5,147
Acquisition-related and integration-related costs	140	243
Other	—	275
Non-GAAP income tax adjustment	(3,550)	(3,349)
Adjusted Net Income - Non-GAAP	$11,929	$9,174

Diluted net income (loss) per share:
GAAP	$(0.01)	$(0.05)
Adjusted, Non-GAAP	$0.11	$0.09

Weighted-average common shares outstanding - Diluted:
GAAP	101,685	95,275
Add: Dilutive effect of stock options and RSUs	4,147	5,015
Adjusted, Non-GAAP	105,832	100,290

(1) Numerator for calculating net loss per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2023	2022

Net loss - GAAP	$(1,648)	$(3,280)
Amortization	9,741	10,138
Stock-based compensation	7,246	5,147
Depreciation	2,897	2,604
Interest expense, net	2,828	1,279
Acquisition-related and integration-related costs	140	243
Other	—	275
Income tax benefit	(639)	(983)
Adjusted EBITDA - Non-GAAP	$20,565	$15,423

Adjusted EBITDA margin - Non-GAAP	5.8%	4.1%